Exhibit 99.1
Contact:
Audra Bailey
(303) 218-5455
Carrier Access Reports First and Second Quarter 2005 Results
Company Completes its Financial Filings
BOULDER, Colo.—(MARKET WIRE)—September 14, 2005—Carrier Access Corporation (NASDAQ: CACSE), a manufacturer of broadband communications equipment, reported results yesterday for its first quarter ended March 31, 2005 and today for its second quarter ended June 30, 2005.
Revenue for the first quarter of fiscal 2005 was $14.7 million compared with $28.5 million for the first quarter of fiscal 2004. Net loss for the first quarter of 2005 was $5.0 million, or $0.15 per diluted share compared with net income for the first quarter of fiscal 2004 of $2.9 million, or $0.09 per diluted share.
Revenue for the second quarter of fiscal 2005 was $18.9 million compared with $29.5 million for the second quarter of fiscal 2004. Net loss for the second quarter of 2005 was $1.4 million, or $0.04 per diluted share compared with net income for the second quarter of fiscal 2004 of $2.9 million or $0.08 per diluted share.
The Company ended the second quarter with $101.6 million in cash, cash equivalents and marketable securities.
In addition, the Company filed its Quarterly Reports on Forms 10-Q for the first quarter of fiscal 2005 on September 13, 2005, and for the second quarter of fiscal 2005 today, with the Securities and Exchange Commission.
The Company had previously announced that it requested and received an exception from the Nasdaq Listing Qualifications Panel to file its quarterly financial results for the quarter ended June 30, 2005 on September 13, 2005. Yesterday, the Company sought an additional one-day exception from the NASDAQ Listing Qualifications Panel until September 14, 2005 to file its Form 10-Q for the quarter ended June 30, 2005. There can be no assurance, however, that the Panel will grant any additional exception.
Carrier Access president, CEO and chairman Roger Koenig stated: “Although our quarterly revenues were less than those reported in 2004, we believe we made good progress from the first to the second quarter in coming closer to profitability. We increased our gross margins and decreased our net loss, while absorbing significant legal and accounting expenses associated with our restatements. We continue to view 2005 positively.”
Koenig further added: “We are excited about our FLEXengine technology introduction and are very pleased with its reception by major wireless customers and partners. We continue to believe that we are well positioned in our Converged Access and Wireless Access markets and that we will benefit in these areas as VoIP and 3G service implementations continue to grow.”
Carrier Access will hold a conference call on Thursday, September 15, at 4:30 p.m. EDT to review first and second quarter results. The call is open to the public. Those who wish to participate should dial 630-395-0023, domestically or internationally, at least fifteen minutes prior to the scheduled start time for the call and reference Carrier Access. Investors may listen to a live audio webcast of the conference call at www.carrieraccess.com. An online replay of the conference call, as well as the text of the Company’s earnings release, will be available on the Investor Relations site at http://www.carrieraccess.com.
About Carrier Access Corporation
Carrier Access (NASDAQ: CACSE) provides consolidated access technology designed to streamline the communication network operations of service providers, enterprises and government agencies. Carrier Access products enable customers to consolidate and upgrade access capacity, and implement converged IP services while lowering costs and accelerating service revenue. Carrier Access’

technologies help our customers do more with less. For more information, visit www.carrieraccess.com.
Forward-Looking Statement Caution
     This press release contains forward-looking statements about improvements in our operating results from the first to second quarter of 2005 and our positive view for the remainder of 2005. Our results of operations for the first and second quarter of fiscal 2005 and quarter over quarter improvement in operating results are not necessarily indicative of the results that may be expected for the remainder of 2005. We caution that actual results may differ materially from those indicated or implied by these forward-looking statements as a result of various important factors including, but not limited to, continuing uncertainty regarding general economic conditions, changes in capital spending by carriers and telecommunications companies, market acceptance of our products, problems with or at our customers, distributors, OEM’s and/or suppliers, growth rates within our industry, the financial stability of our customers, the introduction of new competition and technologies, and other risks and uncertainties including those factors discussed in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004, and in our Forms 10-Q for the quarters ended March 31, 2005 and June 30, 2005 filed with the Securities and Exchange Commission. We do not undertake any obligation to revise or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARRIER ACCESS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share amounts)

	December 31,	March 31,	June 30,
	2004	2005	2005
ASSETS
Current assets:
Cash and cash equivalents	$46,753	$42,365	$45,088
Marketable securities available for sale	61,930	61,654	56,549
Accounts receivable, net	11,949	11,883	14,710
Deferred income taxes	363	289	289
Inventory, net	32,009	33,187	31,693
Prepaid expenses and other	4,674	4,384	3,060

Total current assets	157,678	153,762	151,389

Property and equipment, net	12,239	12,135	11,933
Goodwill	7,588	7,588	7,588
Intangibles, net	6,412	6,104	5,795
Other assets	218	228	245

Total assets	$184,135	$179,817	$176,950

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,246	$11,147	$8,682
Accrued compensation payable	2,917	3,260	3,646
Accrued expenses and other liabilities	1,468	1,787	2,259

Total current liabilities	15,631	16,194	14,587
Deferred income taxes	363	289	289

Total liabilities:	15,994	16,483	14,876

Stockholders’ equity:
Common stock	34	35	35
Additional paid-in capital	188,147	188,595	188,677
Accumulated deficit	(19,910)	(24,920)	(26,368)
Accumulated other comprehensive loss	(130)	(376)	(270)

Total stockholders’ equity	168,141	163,334	162,074

Total liabilities and stockholders’ equity	$184,135	$179,817	$176,950

CARRIER ACCESS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended		Three Months Ended		Six Months Ended
	March 31,		June 30,		June 30,
	2005	2004	2005	2004	2005	2004
		(As Restated)		(As Restated)		(As Restated)
Revenue, net	$14,696	$28,538	$18,925	$29,549	$33,621	$58,087
Cost of sales	9,590	15,448	11,281	16,274	20,871	31,723

Gross profit	5,106	13,090	7,644	13,275	12,750	26,364

Operating expenses:
Research and development	4,799	3,975	4,257	4,692	9,058	8,662
Sales and marketing	3,324	4,579	3,208	4,047	6,532	8,625
General and administrative	1,683	1,718	2,035	1,800	3,715	3,524
Bad debt expense (recoveries)	328	(183)	58	(98)	386	(281)
Restructuring charges	369			92	369	92
Intangible asset amortization	307	348	307	307	614	654

Total operating expenses	10,810	10,437	9,865	10,840	20,674	21,276

Income (loss) from operations	(5,704)	2,653	(2,221)	2,435	(7,924)	5,088

Other income, net	694	219	772	491	1,466	711

Income before income taxes	(5,010)	2,872	(1,449)	2,926	(6,458)	5,799

Income tax expense (benefit)	—	15	—	52	—	67

Net income (loss)	$(5,010)	$2,857	$(1,449)	$2,874	$(6,458)	$5,732

Income per share:
Basic	($0.15)	$0.10	($0.04)	$0.09	$(0.19)	$0.18
Diluted	($0.15)	$0.09	($0.04)	$0.08	$(0.19)	$0.17

Weighted average common shares:
Basic	34,502	29,318	34,663	33,744	34,592	32,010
Diluted	34,502	31,724	34,663	35,790	34,592	34,243

CARRIER ACCESS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended		Six Months Ended
	March 31,		June 30,
	2005	2004	2005	2004
		(As Restated)		(As Restated)
Cash flows from operating activities:

Net income (loss)	$(5,010)	$2,857	$(6,458)	$5,732
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,031	1,206	2,045	2,287
Provision for (recoveries of) doubtful accounts, net	328	(183)	386	(281)
Gain on sale of property	—	—	—	(143)
Stock-based compensation	—	5	47	5
Changes in operating assets and liabilities:
Accounts receivable	(262)	796	(3,147)	4,889
Income taxes receivable	75	—	94	—
Inventory	(1,178)	(2,290)	366	(4,716)
Prepaid expenses and other	205	604	1,490	1,675
Accounts payable and accrued expenses	563	(330)	(1,043)	(2,800)

Net cash provided (used) by operating activities	(4,248)	2,665	(6,271)	6,648

Cash flows from investing activities:
Purchases of property and equipment	(619)	(552)	(1,119)	(1,137)
Proceeds from sale of property	—	—	—	368
Net cash paid in the purchase of Paragon	—	(100)	—	(350)
Purchases of marketable securities	(21,632)	(17,000)	(29,488)	(55,946)
Sales and maturities of marketable securities available for sale	21,662	14,971	34,729	27,658

Net cash used by investing activities	(589)	(2,681)	4,122	(29,407)

Cash flows from financing activities:
Proceeds from stock offering	—	83,607	—	83,607
Stock issuance costs	—	(5,055)	—	(5,227)
Proceeds from exercise of stock options	449	976	484	1,623

Net cash provided by financing activities	449	79,528	484	80,003

Net increase (decrease) in cash and cash equivalents	(4,388)	79,512	(1,665)	57,244
Cash and cash equivalents at beginning of period	46,753	10,107	46,753	10,107

Cash and cash equivalents at end of period	$42,365	$89,619	$45,088	$67,351